UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

American Realty Capital Healthcare Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") filed a Current Report on Form 8-K on October 6, 2014 (the “Original Form 8-K”) reporting its acquisition of the fee simple interests in six seniors housing communities located in Georgia, Florida and Missouri (the "Benton House Portfolio Initial Tranche").
On September 30, 2014, ARC HCT II, through wholly owned subsidiaries of American Realty Capital Healthcare Trust II Operating Partnership, LP ("ARC HCT II OP"), its operating partnership, consummated its acquisition of the Benton House Portfolio Initial Tranche. The sellers of the properties were Brunswick SLP LLC, Dublin Senior Living Partners, LLC, Johns Creek SLP, LLC, Lee's Summit SLP, LLC, Roswell SLP LLC and Titusville SLP, LLC. The sellers have no material relationship with ARC HCT II and the acquisitions were not affiliated transactions. On December 10, 2014, ARC HCT II, through wholly owned subsidiaries of ARC HCT II OP, consummated its acquisition of the fee simple interest in two additional seniors housing communities. The sellers of these properties were Prairie Village SLP, LLC and Alpharetta SLP, LLC. The sellers have no material relationship with ARC HCT II and the acquisitions were not affiliated transactions. ARC HCT II expects to complete the acquisition of the fee simple interest in one additional seniors housing community located in Georgia. The seller of the remaining property is 96th Street SLP, LLC. The contract purchase price of the nine properties including the eight that have been acquired and the remaining one that is expected to be acquired (collectively, the "Benton House Portfolio") is $181.0 million, exclusive of closing costs. The Benton House Portfolio is comprised of 397,000 rentable square feet. ARC HCT II funded the acquisition of the previously purchased properties, and expects to acquire the remaining property in the Benton House Portfolio, with proceeds from its initial public offering of common stock. The financial information reflected in this Amended Current Report on Form 8-K/A pertains to all of the properties comprising the Benton House Portfolio.
Businesses are considered related if they are under common control or management, or the acquisitions are dependent on each other or a single common event or condition. Therefore, based on the common management and control, the Benton House Portfolio is considered a single business acquisition for purposes of calculating significance under Rule 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("Regulation S-X").
This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Amended Current Report on Form 8-K/A provides (i) the financial information related to our acquisition of the fee simple interest in the Benton House Portfolio as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisitions.
Item 2.01. Completion of Acquisition or Disposition of Assets
The acquisition of the Benton House Portfolio utilizes a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which ARC HCT II will receive operating income generated from the operations of the Benton House Portfolio. ARC HCT II has retained an affiliate of the sellers to manage the properties. The property managers will be paid a market rate management fee pursuant to a management contract.
The description of the acquisition of the Benton House Portfolio set forth in the Explanatory Note of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 2.01 in its entirety.
In evaluating the facilities within the Benton House Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC HCT II considered a variety of factors including: location; primary demographic trends within the target markets; credit quality of the residents; occupancy; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 ARC HCT II believes that the properties within the Benton House Portfolio are well located, have acceptable roadway access and are well maintained. The properties within the Benton House Portfolio are subject to competition from similar properties within its respective market area, and the economic performance of facilities in the Benton House Portfolio could be affected by changes in local economic conditions. ARC HCT II did not consider any other factors material or relevant to the decision to acquire the Benton House Portfolio, and after reasonable inquiry, ARC HCT II is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust II, Inc.

We have audited the accompanying combined financial statements of nine properties known as the Benton House Portfolio (the “Company”), which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, members’ deficit, and cash flows for the year then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Benton House Portfolio as of December 31, 2013 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
December 15, 2014

THE BENTON HOUSE PORTFOLIO

COMBINED BALANCE SHEETS
(In thousands)

	June 30, 2014	December 31, 2013

	(unaudited)
ASSETS
Real estate assets:
Land	$8,118	$8,118
Building and improvements	46,000	46,000
Furniture, fixtures and equipment	10,006	9,968
Construction in progress	2,798	68
Total real estate assets, at cost	66,922	64,154
Less: accumulated depreciation	(8,986)	(7,349)
Total real estate assets, net	57,936	56,805
Cash	1,687	1,402
Restricted cash	91	28
Residents receivable, net	75	119
Due from related parties	92	—
Prepaid expenses and other assets	16	90
Deferred financing costs, net	310	362
Total assets	$60,207	$58,806

LIABILITIES AND MEMBERS' DEFICIT
Mortgage notes payable	$68,175	$63,569
Notes payable to related parties	3,591	4,043
Due to related parties	782	786
Accounts payable and accrued expenses	2,509	1,568
Deferred rent and other liabilities	377	256
Total liabilities	75,434	70,222

Members' deficit	(15,227)	(11,416)
Total liabilities and members' deficit	$60,207	$58,806

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$10,310	$8,003	$18,093
Resident services and fee income	2,242	1,568	3,639
Total revenues	12,552	9,571	21,732

Expenses:
Property operating and maintenance	8,561	6,712	14,751
General and administrative	445	458	934
Depreciation	1,637	1,468	3,159
Total expenses	10,643	8,638	18,844
Income from operations	1,909	933	2,888

Interest expense, net	(1,479)	(1,190)	(2,786)

Net income (loss)	$430	$(257)	$102

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE PORTFOLIO

COMBINED STATEMENTS OF MEMBERS' DEFICIT
(In thousands)

Balance, December 31, 2012	$(2,526)
Distributions declared to members	(8,992)
Net income	102
Balance, December 31, 2013	(11,416)
Distributions declared to members (unaudited)	(4,241)
Net income (unaudited)	430
Balance, June 30, 2014 (unaudited)	$(15,227)

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$430	$(257)	$102
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,637	1,468	3,159
Bad debt expense	2	11	14
Amortization of deferred financing costs	85	52	138
Changes in assets and liabilities:
Residents receivable	42	(56)	(85)
Prepaid expenses and other assets	74	(37)	(38)
Accounts payable and accrued expenses	941	378	39
Deferred rent and other liabilities	121	96	82
Net cash provided by operating activities	3,332	1,655	3,411
Cash flows from investing activities:
Capital expenditures	(2,768)	(2,907)	(3,007)
Net cash used in investing activities	(2,768)	(2,907)	(3,007)
Cash flows from financing activities:
Net (advances made to) borrowings from related parties	(96)	(48)	(16)
Proceeds from notes payable to related parties	—	—	452
Payments on notes payable to related parties	(452)	(50)	(50)
Proceeds from mortgage notes payable	10,081	3,845	4,243
Payments on mortgage notes payable	(5,475)	(224)	(527)
Payments of deferred financing costs	(33)	—	(64)
Distributions to members	(4,241)	(1,683)	(3,638)
Restricted cash	(63)	1	11
Net cash provided by (used in) financing activities	(279)	1,841	411
Net increase in cash	285	589	815
Cash, beginning of period	1,402	587	587
Cash, end of period	$1,687	$1,176	$1,402

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,340	$1,511	$2,854

Non-Cash Financing Activities
Payoff of debt through borrowings from other financial institutions	$—	$—	$5,683
Distribution to member through borrowings from a financial institution	$—	$—	$5,354

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

1.    Organization and Description of Business
The accompanying combined financial statements include the operations of Alpharetta SLP in Alpharetta, GA, Brunswick SLP in Brunswick, GA, Dublin Senior Living Partners in Dublin, GA, Johns Creek SLP in Johns Creek, GA, Lee's Summit SLP in Lee's Summit, MO, Prairie Village SLP in Prairie Village, KS, Roswell SLP in Roswell, GA, 96th Street SLP in Kansas City, MO, and Titusville SLP in Titusville, FL (the "Benton House Portfolio" or the "Company") as of and for the year ended December 31, 2013 (audited) and the six months ended June 30, 2014 and 2013 (unaudited). The Benton House Portfolio contains 397,000 rentable square feet and includes 598 units dedicated to assisted and independent living patients and patients requiring memory care services. The facilities within the Benton House Portfolio vary by level of care, services offered and housing size and configuration. The contract purchase price for the sale of the nine properties to American Realty Capital Healthcare Trust II, Inc. included in the accompanying combined financial statements is $181.0 million. See Note 7 — Subsequent Events for more information on property purchases.
As of the dates of the accompanying combined financial statements, the owners and operators of the Benton House Portfolio, were Alpharetta SLP, LLC, Brunswick SLP LLC, Dublin Senior Living Partners, LLC, Johns Creek SLP, LLC, Lee's Summit SLP, LLC, Prairie Village SLP LLC, Roswell SLP LLC, 96th Street SLP, LLC, and Titusville SLP, LLC, and the property manager was The Principal Senior Living Group ("PSLG"). PSLG is a regional operator of the senior living facilities and currently manages seven properties for American Realty Capital Healthcare Trust, Inc., which is sponsored by a subsidiary of the parent of ARC HCT II's sponsor.
2. Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of the Benton House Portfolio. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.
Cash
As of June 30, 2014, the Company had cash deposits of $99,300 in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Restricted cash
Restricted cash primarily consists of rent and deposits for utilities.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the six months ended June 30, 2014 and 2013 or the year ended December 31, 2013.

THE BENTON HOUSE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

Real Estate Assets
Real estate assets are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest, insurance, and real estate taxes incurred during construction periods are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings, 15 years for building and land improvements and five or seven years for fixtures and equipment.
Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. The Company records bad debt using the allowance method. An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of receivables. At June 30, 2014 and December 31, 2013, accounts receivable was net of an allowance for bad debt of approximately $75,000 and $119,000, respectively. During the six months ended June 30, 2014 and 2013 and the year ended December 31, 2013, the Company recorded approximately $2,000, $11,000 and $14,000, respectively, in bad debt expense.
Deferred Financing Costs, Net
Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $85,000 and $52,000 of amortization expense for the six months ended June 30, 2014 and 2013, respectively, and $138,000 for the year ended December 31, 2013, which is included in interest expense in the accompanying combined statements of operations.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Marketing costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the six months ended June 30, 2014 and 2013 and the year ended December 31, 2013 were $0.3 million, $0.3 million and $0.6 million, respectively.
Management Fees
The Company pays monthly management fees calculated as the greater amount of $5,000 per month or 7% of gross revenues. Management fee expense for the six months ended June 30, 2014 and 2013 and the year ended December 31, 2013 were $0.9 million, $0.7 million and $1.5 million, respectively.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual members of the Company. The tax returns for the properties include the members' shares of the income for tax purposes. The Company's federal and state income tax returns remain open for examination by tax authorities for the years 2011, 2012 and 2013.

THE BENTON HOUSE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of June 30, 2014 and December 31, 2013 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	June 30, 2014	December 31, 2013	Interest Rate	Payment	Maturity
	(In thousands)	(In thousands)
Alpharetta SLP	$7,812	$7,000	4.75%	Interest only	Apr. 2015
Brunswick SLP	6,819	6,736	LIBOR(1) plus 3.75%	Interest only for the first 24 months, principal and interest thereafter	Jan. 2017
Dublin Senior Living Partners	6,160	6,233	4.75%	Principal and interest	Apr. 2015
Johns Creek SLP	8,965	9,080	LIBOR(1) plus 3.75%	Interest only for the first 12 months, principal and interest thereafter	Oct. 2014
Lee's Summit SLP	12,275	11,388	3.85%	Interest only	Jul. 2014
Prairie Village SLP	6,151	5,975	10.00%	Interest only	Jun. 2018
Roswell SLP	4,338	4,385	LIBOR(1) plus 3.75%	Interest only for the first 24 months, principal and interest thereafter	Oct. 2016
96th Street SLP	—	5,126	6.00%	Principal and interest	Mar. 2018
96th Street SLP	8,126	—	3.50%	Interest only	Feb. 2019
Titusville SLP	1,403	1,420	5.38%	Principal and interest	Mar. 2015
Titusville SLP	6,126	6,226	3.63%	Principal and interest	Mar. 2015
	$68,175	$63,569
______________________________________
(1) The London Interbank Offered Rate ("LIBOR"), is the average interest rate estimated by leading banks in London that would be charged if they borrowed from other banks. As of June 30, 2014 and December 31, 2013, the one month LIBOR rate was 0.15100% and 0.16825%, respectively.

Upon the sale of the Benton House Portfolio - Initial Tranche to ARC HCT II in September 2014 and December 2014, mortgages notes payable outstanding at June 30, 2014 for the six and two properties acquired were paid in full and ARC HCT II expects to pay the remaining mortgage note payable upon the acquisition of the remaining one property. (See Note 7 — Subsequent Events).

4.     Related Party Transactions
From time to time, certain members of the Company, and related parties through common ownership, advanced funds to the Company to meet short-term cash flow needs. At both June 30, 2014 and December 31, 2013, payables to related parties were $0.8 million. At June 30, 2014 and December 31, 2013, notes payable to related parties were $3.6 million and $4.0 million, respectively, which bore interest rates of 9.00%, maturing in December 2022. In addition, at June 30, 2014, the Company had $92,000 due from related parties. The Company also had arrangements with related parties under common ownership to manage its properties in return for management fees. See Note 2 — Summary of Significant Accounting Policies for details of these fees.
Interest expense incurred on notes payable to related parties was $0.1 million, $26,000 and $0.2 million for the six months ended June 30, 2014 and 2013 and the year ended December 31, 2013, respectively.
All related party payables and receivables will be repaid at or prior to ARC HCT II's acquisition of the Benton House Portfolio.

THE BENTON HOUSE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the six months ended June 30, 2014 and 2013 are unaudited)

5.     Members' Equity
Alpharetta SLP, LLC, Dublin Senior Living Partners, LLC, Johns Creek SLP, LLC, Roswell SLP LLC, Titusville SLP, LLC
Pursuant to the Amended and Restated Operating Agreements of these entities, members were issued units representing their ownership interest in the respective properties. The issued and outstanding units represent the members' respective pro rata interest in the properties, which include voting rights. No member has priority over any other member with regards to capital contributions, net profits, net losses or distributions. No member has the right to withdraw without the prior written consent of the other members.
Brunswick SLP LLC, Lee's Summit SLP, LLC, 96th Street SLP, LLC, Prairie Village SLP LLC,
Pursuant to the Operating Agreements of these entities, members were issued Class A Units and Class B Units. Class B members have voting rights in proportion to their respective ownership. Class A members are entitled to receive a preferred return of 9% to10% on their respective contributions in preference to the Class B members. Preferred returns due to Class A members approximated $0.5 million and $0.8 million as of June 30, 2014 and December 31, 2013, respectively.
Distributions are made in the following order: first for taxes; second, until the unpaid preferred amount, described above, is reduced to zero, 50% to Class A members based on their pro rata ownership of Class A units and 50% to Class B members based on their pro rata ownership of Class B units; and, third, any remainder to Class B members on a pro rata basis.
Members' Capital Contributions and Distributions
During the six months ended June 30, 2014 and 2013, the Company declared distributions of $4.2 million and $1.7 million, respectively. During the year ended December 31, 2013, the Company declared distributions of $3.6 million. Additionally, during the year ended December 31, 2013, a distribution of $5.4 million was declared and distributed to a member.
6.     Contingencies
The Company is the defendant in various lawsuits incurred in the normal course of business.  The outcome of these lawsuits is not anticipated to have a material effect on the combined financial position, results of operations or cash flows of the Company.

7.	Subsequent Events
On September 30, 2014, the Company entered into asset purchase agreements with wholly owned subsidiaries of ARC HCT II's operating partnership and ARC HCT II simultaneously completed its acquisition of six of nine of the Benton House Portfolio properties for a purchase price, excluding acquisition costs, of $97.7 million, in aggregate. The Company used the sale proceeds to repay outstanding mortgage notes payable, which was $46.1 million as of June 30, 2014. On December 10, 2014, ARC HCT II completed its acquisition of two additional Benton House Portfolio properties through wholly owned subsidiaries of its operating partnership for a purchase price, excluding acquisition costs, of $54.8 million, in aggregate. The Company used the sale proceeds to repay outstanding mortgage notes payable, which was $14.0 million as of June 30, 2014. ARC HCT II has one property remaining in the Benton House Portfolio to be acquired as of the date which these Combined Financial Statements have been issued.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2014
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II”) had acquired the fee simple interests in nine seniors housing communities located in Alpharetta, GA, Brunswick, GA, Dublin, GA, Johns Creek, GA, Lee's Summit, MO, Prairie Village, KS, Roswell, GA, Shoal Creek, MO and Titusville, FL (the "Benton House Portfolio") as of June 30, 2014. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT II's historical financial statements and notes thereto in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT II acquired the Benton House Portfolio as of June 30, 2014, nor does it purport to present the future financial position of ARC HCT II.

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Benton House Portfolio(2)	Pro Forma American Realty Capital Healthcare Trust II, Inc.
Assets
Real estate investments, at cost:
Land	$19,200	$15,131	$34,331
Buildings, fixtures and improvements	146,844	153,531	300,375
Acquired intangible lease assets	20,148	12,339	32,487
Total real estate investments, at cost	186,192	181,001	367,193
Less: accumulated depreciation and amortization	(4,378)	—	(4,378)
Total real estate assets, net	181,814	181,001	362,815
Cash and cash equivalents	964,327	(183,999)	780,328
Restricted cash	1,900	—	1,900
Receivable for sale of common stock	26,342	—	26,342
Prepaid expenses and other assets	14,531	121	14,652
Deferred costs, net	4,702	—	4,702
Total assets	$1,193,616	$(2,877)	$1,190,739
Liabilities and Stockholders' Equity
Mortgage notes payable	$59,325	$—	$59,325
Mortgage premiums, net	2,970	—	2,970
Below-market lease liabilities, net	352	—	352
Accounts payable and accrued expenses	6,168	465	6,633
Deferred rent and other liabilities	466	24	490
Distributions payable	6,498	—	6,498
Total liabilities	75,779	489	76,268
Common stock	521	—	521
Additional paid-in capital	1,146,943	—	1,146,943
Accumulated deficit	(29,627)	(3,366)	(32,993)
Total stockholders' equity	1,117,837	(3,366)	1,114,471
Total liabilities and stockholders' equity	$1,193,616	$(2,877)	$1,190,739

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014:
(1) Reflects ARC HCT II's historical unaudited Consolidated Balance Sheet as of June 30, 2014, as previously filed.
(2) Reflects the acquisition of the Benton House Portfolio. The total purchase price for the nine properties, excluding acquisition costs, was $181.0 million, which will be funded with proceeds from ARC HCT II's initial public offering.
ARC HCT II allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT II utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT II utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT II also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE SIX MONTHS ENDED JUNE 30, 2014

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and 2012, and the six months ended June 30, 2014, are presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") acquired the fee simple interests in nine senior living facilities located in Georgia (Alpharetta, Brunswick, Dublin, Johns Creek, and Roswell), Lee's Summit, MO, Kansas City, MO, Prairie Village, KS, and Titusville, FL (the "Benton House Portfolio") as of the beginning of the first fiscal year presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT II's historical financial statements and notes thereto included in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT II acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT II.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Benton House Portfolio(2)	Pro Forma Adjustments The Benton House Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$1,551	$18,093	$—		$19,644
Operating expense reimbursements	266	—	—		266
Resident services and fee income	—	3,639	—		3,639
Total revenues	1,817	21,732	—		23,549
Operating expenses:
Property operating and maintenance	122	14,751	—		14,873
Acquisition and transaction related	730	—	—		730
General and administrative	109	934	—		1,043
Depreciation and amortization	1,077	3,159	16,931	(3)	21,167
Total operating expenses	2,038	18,844	16,931		37,813
Operating income (loss)	(221)	2,888	(16,931)		(14,264)
Other income (expenses):
Interest expense, net	—	(2,786)	2,786	(4)	—
Other income	—	—	—		—
Total other income (expenses)	—	(2,786)	2,786		—
Net income (loss)	$(221)	$102	$(14,145)		$(14,264)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE SIX MONTHS ENDED JUNE 30, 2014

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2014:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	The Benton House Portfolio(2)	Pro Forma Adjustments The Benton House Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$3,441	$10,310	$—		$13,751
Operating expense reimbursements	815	—	—		815
Resident services and fee income	—	2,242	—		2,242
Total revenues	4,256	12,552	—		16,808
Operating expenses:
Property operating and maintenance	1,029	8,561	—		9,590
Acquisition and transaction related	3,003	—	—		3,003
General and administrative	991	445	—		1,436
Depreciation and amortization	3,238	1,637	6,115	(3)	10,990
Total operating expenses	8,261	10,643	6,115		25,019
Operating income (loss)	(4,005)	1,909	(6,115)		(8,211)
Other income (expenses):
Interest expense, net	(745)	(1,479)	1,479	(4)	(745)
Other income	21	—	—		21
Total other income (expenses)	(724)	(1,479)	1,479		(724)
Net income (loss)	$(4,729)	$430	$(4,636)		$(8,935)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and the six months ended June 30, 2014:
(1) Reflects ARC HCT II's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Benton House Portfolio for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for building and land improvements, 40 years for buildings and five years for fixtures and equipment.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)
Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Benton House Portfolio will be funded through proceeds raised from ARC HCT II's initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: December 15, 2014	By:	/s/ Edward F. Lange
Edward F. Lange
Chief Financial Officer, Chief Operating Officer and Treasurer